UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GOLDMAN SACHS ETF TRUST

GOLDMAN SACHS ETF TRUST II

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND

GOLDMAN SACHS TRUST

GOLDMAN SACHS TRUST II

GOLDMAN SACHS VARIABLE INSURANCE TRUST

(Name of Registrant as Specified In Its Charter)

(none)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Issues you care about are up for a vote. Make your voice heard. GOLDMAN SACHS FUNDS Dear Investor, A Special Joint Meeting of Shareholders meeting is scheduled for November 16, 2023 for the Goldman Sachs Funds. As of today, we have not received your vote regarding the important matters which are explained in the proxy statement we sent to you. Voting your shares is the smart thing to do. It’s also fast and easy. If you have questions or need assistance, call (855) 973-0097 and a proxy specialist will help you. VOTE ONLINE www.proxyvote.com Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form. VOTE BY MAIL Vote processing Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided. VOTE WITH QR CODE With a smartphone Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form Your unique control number can be found on the enclosed ballot in the box marked with an arrow. Thank you for your investment—and thank you for voting. GST-R1